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                     SUBSIDIARIES OF STC BROADCASTING, INC.

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                                                     State of
             Name                                  Incorporation          Doing Business As:
-------------------------------------              -------------          ------------------
Smith Acquisition Company                             Delaware            WTOV-TV and WNAC-TV

Smith Acquisition License Company                     Delaware            WTOV-TV and WNAC-TV

WJAC, Incorporated                                    Delaware            WJAC-TV

Web Works, Inc.                                       Pennsylvania        Inactive

STC Broadcasting of Abilene, Inc.                     Texas               KRBC-TV/KACB-TV

STC Broadcasting of Vermont, Inc.                     Delaware            Inactive - dissolved in 2000

STC Broadcasting of Vermont Subsidiary, Inc.          Delaware            Inactive - dissolved in 2000

STC License Company Inc.                              Delaware            Same as STC Broadcasting, Inc.
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